                                                                    Exhibit 23.3


[LOGO OF FERGUSON AND COMPANY APPEARS HERE]


                                OCTOBER 22, 1997

Suite 305
860 W. Airport Frwy
Hurst, Texas 76054
(817) 577-9558
(817) 577-3054 Fax

        BOARD OF DIRECTORS
        SALIDA BUILDING AND LOAN ASSOCIATION
        130 WEST 2ND STREET
        SALIDA, COLORADO  81201

        DIRECTORS:

         We hereby consent to the use of our firm's name in the Form AC Application for Conversion of Salida Building and Loan Association, Salida, Colorado, and any amendments thereto, and in the Form SB-2 Registration Statement of High Country Bancorp, Inc., and any amendments thereto. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of High Country Bancorp, Inc.



                                   Sincerely,

                                   /s/ Robin L. Fussell

                                   Robin L. Fussell
                                   Principal